EXHIBIT 10.21.5
                          AGREEMENT FOR PURCHASE OF
                             PARTNERSHIP INTEREST

  THIS AGREEMENT made as of September 24, 1997, by and among Massena Management Corp., a New York corporation, 333 Earle Ovington Boulevard, Uniondale, New York (herein called "Buyer"), Gary A. Melius, One Old Country Road, Carle Place, New York (herein called "Shareholder" or "Melius"), Native American Management Corp., a New York corporation, One Old Country Road, Carle Place, New York (herein called "Seller" or "NAMC"), PRC-St. Regis Inc., a Delaware corporation, 802 North First Street, St. Louis, Missouri (herein called "PRC-St. Regis") and Nassau County Native American, Inc., a New York corporation, One Old Country Road, Carle Place, New York (herein called "NCNA"), which is joined for the sole purpose of waiving any claim it may have to reimbursement for Development Expenses under the Management Agreement (hereinbelow defined).

                         W I T N E S S E T H :

  WHEREAS, the Shareholder owns all of the issued and outstanding shares of all classes of capital stock of the Seller; and

  WHEREAS, the Seller provides services relating to gaming facilities on Indian reservations in the State of New York; and

  WHEREAS, the Seller is one of two general partners of President R.C.-St. Regis Management Company, a New York general partnership (herein called the "Partnership"), having a fifty (50%) percent interest in the Partnership (herein called the "Partnership Interest"); and

  WHEREAS, PRC-St. Regis is the managing general partner of the Partnership, having a fifty (50%) percent interest in the Partnership; and

  WHEREAS, the terms of the relationship among the Seller, the Shareholder and PRC-St. Regis are set forth in that certain General Partnership Agreement of President R.C.-St. Regis Management Company made as of August 9, 1993, as amended, (herein called the "Partnership Agreement"); and

  WHEREAS, the Partnership entered into that certain Third Amended and Restated Management Agreement with the St. Regis Mohawk Tribe, dated April 18, 1996 (herein called the "Management Agreement"); and

  WHEREAS, the Buyer desires to purchase the Partnership Interest and the Seller desires to sell the Partnership Interest to the Buyer; and

  WHEREAS, NCNA is an affiliate of the Seller; and

  WHEREAS, PRC-St. Regis is a party to this Agreement solely for the purpose

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of consenting to the transfer of the Partnership Interest to Buyer, consenting to Buyer becoming a partner in the Partnership, and entering into the indemnification in Paragraph 7 below and the mutual release in Paragraph 20 below.

  NOW, THEREFORE, in consideration of the mutual promises, covenants, and warranties herein contained, and subject to the terms and conditions hereof, the parties agree as follows:

  1. Definitions. Capitalized terms used but not defined in this Agreement shall have the meaning given in Management Agreement.

  2. Sale of the Partnership Interest. Subject to the terms and conditions hereof, Seller hereby agrees to sell and Buyer hereby agrees to buy the Partnership Interest, including, but not limited to, Seller's right, title and interest under the Partnership Agreement and the Management Agreement, and PRC-St. Regis hereby consents to such sale and purchase.

  3. Closing. Closing shall occur on the Effective Date of the Management Agreement, or such earlier date as may be mutually agreed upon in writing by the parties hereto (the "Closing Date"). The parties hereto agree that closing shall take place at the offices of the NIGC, 1441 L Street NW, Washington, D.C., and that closing shall occur at such time as the NIGC sets for the granting of its approval of the Management Agreement.

  4. Purchase Price. The purchase price of the Partnership Interest shall be Four Million Nine Hundred Ninety Thousand ($4,990,000) Dollars to be paid without interest as follows: Two Hundred Fifty Thousand ($250,000) Dollars to be paid upon the signing of this Agreement; Five Hundred Thousand ($500,000) Dollars to be paid upon the Closing Date; Two Hundred and Forty Thousand ($240,000) Dollars to be paid in installments of Twenty Thousand ($20,000) Dollars per month for the twelve consecutive months commencing from the opening of the Tribal Gaming Operation; and thereafter for a period of four consecutive years, One Million ($1,000,000) Dollars per year to be paid quarterly in the amount of Two Hundred Fifty Thousand ($250,000) Dollars each quarter.

  5. Failure of Approval. The parties hereto acknowledge that this Agreement is being made in part for the purpose of obtaining National Indian Gaming Commission (herein the "NIGC") approval of the Management Agreement.
In the event that PRC-St. Regis exercises its option to terminate the Agreement of even date herewith by and among Massena Management, LLC, Massena Management Corp., NAMC, Melius and PRC-St. Regis, this Agreement may be terminated in its entirety at the sole option of the Buyer. In the event of such termination the Partnership Interest will be reconveyed to the Seller, all monies theretofore paid by the Buyer shall be immediately returned and the terms of this Agreement, along with any amendments to the Partnership Agreement made pursuant to this Agreement, shall be rendered null and void.
As a result of such termination Buyer will have no further rights or obligations under this Agreement, the Partnership Agreement or the Management Agreement, and Seller, Shareholder and PRC-St. Regis shall have the rights and

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obligations under such agreements that existed prior to the execution of this
Agreement. This provision shall survive the termination of this Agreement under this Paragraph 5.

  6. Instruments of Conveyance. At the closing or thereafter, if required, Seller shall deliver to Buyer a bill of sale or other transfer documents conveying the Partnership Interest.

  7. Indemnification. (a) Seller and Shareholder shall indemnify and hold harmless the Buyer and PRC-St. Regis, at all times after the Closing Date, against and in respect of: (i) any losses incurred as a result of any default by the Seller under, or breach by it of, any of the terms, conditions, representations or warranties of this Agreement; (ii) all liabilities incurred by the Seller or the Shareholder of any nature, including, but not limited to, any brokerage or finder's fees or other commissions relative to this Agreement or the Management Agreement, whether accrued, absolute, contingent, joint, several, matured, unmatured or otherwise existing on the Closing Date; and
(iii) all liabilities of, or claims against, the Seller arising out of the conduct of the Seller's business at any time prior to the Closing Date, otherwise than in the ordinary course of business.

       (b) PRC-St. Regis shall indemnify and hold the Buyer and Seller and Shareholder harmless, after the Closing Date, against and in respect of: (i) any losses incurred as a result of any default by PRC-St. Regis under, or breach by it of, any of the terms, conditions, representations or warranties of this Agreement; (ii) all liabilities of PRC-St. Regis of any nature, including, but not limited to, any brokerage fees or other commissions relative to this Agreement, whether accrued, absolute or contingent, joint, several, matured, unmatured or otherwise existing on the Closing Date; and
(iii) all liabilities of, or claims against, PRC-St. Regis arising out of the conduct of PRC-St. Regis' business at any time prior to the Closing Date, otherwise than in the ordinary course of business.

  The indemnifications set forth herein shall survive the Closing Date.

  8. Conditions of Closing. The obligation of the Buyer to purchase the Partnership Interest shall be subject to the following conditions:

       (a) there shall have been no material change in the Seller or the Partnership adverse to the Buyer;

       (b) all required regulatory approvals of and Partnership consents to this Agreement shall have been obtained;

       (c) all representations and warranties contained herein shall be true and correct;

       (d) the Seller, Shareholder and PRC-St. Regis shall have taken all steps necessary with regard to the Partnership Agreement to allow and provide for the sale of the Partnership Interest in accordance with, and for the

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implementation of, the terms of this Agreement.

 9. Representations and Warranties of Seller and Shareholder. The Seller and Shareholder, as sole officer of the Seller, make the following representations and warranties, which Seller and Shareholder, as sole officer of the Seller, agree are true now, shall be true on the Closing Date as if made as of that date, and which shall survive the closing and the delivery of all instruments and documents contemplated herein and any investigation made at any time, for the benefit of the Buyer.

       (a) Organization; good standing. The Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of New York.

       (b) Company assets. The consideration given for the above-mentioned purchase price shall include all of Seller's right, title and interest to and in the Partnership Interest and the Seller's rights and obligations under the Partnership Agreement.

       (c) Title to Partnership Interest. At closing, the Seller shall have authority and ability to convey to the Buyer and shall have taken all necessary corporate action to convey good and indefeasible title to the Partnership Interest, free and clear of all covenants, restrictions, reversions, remainders, or interests of others, and all liens, pledges, charges or encumbrances of any nature whatsoever.

       (d) Tax returns and payments. The Seller has filed all federal, state and local tax returns and reports required to be filed and has paid or established adequate reserves for the proper payment of all taxes and other governmental charges upon it or its properties, assets, income, licenses, or sales.

       (e) Financial statements. Seller shall deliver its financial statement for the year ending December 31, 1996. A nine month balance sheet and income statement for the Seller shall be prepared in accordance with generally accepted accounting principles for the three month period ending March 31, 1997, and shall be delivered at closing to the Buyer. Said year-end statements shall be prepared, without audit, by L. H. Rosoff & Company, independent certified public accountants for the Seller. Seller represents and warrants that said financial statements fairly present the financial condition of the Seller as of the above dates and the results of operations for the fiscal period ended on such dates and since such dates there has been no material increase in the liabilities of the Seller and no material adverse change in the financial condition or operations of the Seller.

       (f) Litigation, etc. There is no suit, action or litigation, administrative arbitration, or other proceeding, or governmental investigation or inquiry of any kind regarding the Seller or the Partnership, or other proceeding, or governmental investigation or inquiry threatened that might, severally or in the aggregate, materially and adversely affect the financial condition, business, property, assets, or prospects of the Seller or impair

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the Seller's ability to sell its Partnership Interest.  To the best of
Seller's knowledge and belief, the Seller and Partnership have materially complied with and are not in default in any material respect with any law, ordinance, requirement, regulation, or order applicable to their business and properties, and the Seller has not received notice of any claimed default with respect to any of the foregoing.

       (g) Adverse agreements. Neither the Seller nor the Partnership is a party to any agreement or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree, rule or regulation that materially and adversely affects or, as far as the Seller can now foresee, may in the future materially and adversely affect the business operations, prospects, properties, assets, or financial condition of the Seller or the Partnership or impair the Seller's ability to sell its Partnership Interest.

       (h) 100 Lindbergh Boulevard Corp. Shareholder is the sole shareholder of 100 Lindbergh Boulevard Corp., the record title owner of that certain property referred to as the Route 37 Access Property in the Management Agreement.

       (i) Reconciliation of Development Expenses. Seller and Shareholder have reconciled with PRC-St. Regis sums expended through the date of this Agreement that are properly includable as Development Expenses, as to which Seller and Shareholder believe the Partnership is entitled to be reimbursed by the Tribe in accordance with Section 8.10 of the Management Agreement. As evidenced by the attached Exhibit A, the total amount of such Development Expenses is Four Million One Hundred Forty-Six Thousand Three Hundred One and 12/100 ($4,146,301.12) Dollars. Solely to the extent that Development Expenses are reimbursed by the Tribe to the Partnership in accordance with
Section 8.10 of the Management Agreement, Buyer shall be entitled to recover NAMC's share of the Development Expenses. Seller's share of the Development Expenses is Nine Hundred Seven Thousand Nine Hundred Eighty-Nine and 00/100 ($907,989.00) Dollars. NAMC shall not be liable for any reimbursement of Development Expenses to the Partnership or Buyer, and the Partnership's and Buyer's right to recovery of Development Expenses is limited to amounts reimbursed by the Tribe.

       (j) Compliance with terms of Management Agreement. Neither Seller nor Shareholder as sole officer of Seller is aware of any defaults on the part of the Partnership under the terms of the Management Agreement.

  10. Covenants of Seller. The Seller agrees that prior to the Closing Date and upon execution hereof:

       (a) Cooperation. The Seller shall use its best reasonable efforts to cause the sale contemplated by this Agreement to be consummated. The Seller will use its best efforts to preserve the Seller's business intact and to preserve business relations and to cause the Seller's business to be conducted so that the covenants, representations, warranties, and provisions hereof are true at closing.

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       (b)  Transaction out of ordinary course of business.  Except, with the prior written consent of the Buyer, the Seller will not enter into any transaction out of the ordinary course of business from the date hereof to the Closing Date.

       (c) Access to properties, etc. The Seller will give to the Buyer and to Buyer's counsel, accountants, investment advisers, and other representatives full access during normal business hours to all of the properties, books, tax records, contracts, commitments, and records of the Seller and the Partnership and will furnish to the Buyer all such documents and information with respect to the Seller's and the Partnership's affairs as the Buyer may from time to time reasonably request up to the closing of this transaction.

       (d) Maintenance of books, etc. The Seller will maintain its books, accounts, and records in the usual manner on a basis consistent with prior years. The Seller will duly comply in all material respects with all laws and decrees applicable to the Seller and to the conduct of its business.

       (e) Certain prohibited transactions. Except with the prior written consent of the Buyer, neither the Seller nor the Shareholder, as officer of the Seller, shall enter into any contract to cause the Seller to merge or consolidate with or sell its assets, including but without limitation the Partnership Interest, or change the nature or character of its business, or amend its charter or bylaws or enter into any employment agreement, lease, or other agreements not approved by Buyer in writing, nor shall Seller grant any stock option, pledge, gift, sell, or otherwise encumber or dispose of any of its shares of stock.

       (f) Partnership Amendment. Seller agrees to enter into any amendment to the Partnership Agreement that may be necessary or appropriate to allow and provide for the sale of its Partnership Interest as contemplated by this Agreement.

  11. Shareholder's Covenant. Shareholder covenants that within fifteen days after the date of this Agreement, he will cause 100 Lindbergh Boulevard Corp. to deliver to Buyer a deed of the Route 37 Access Property to the Tribe in conformity with Section 6.1(C) of the Management Agreement. Such deed shall be held in escrow by the Buyer pending the Effective Date of the Management Agreement and the compliance by the Tribe with the Terms of Sale set forth in said Section 6.1(C).

  12. Representations and Warranties of the Buyer. Buyer makes the following representations and warranties, which are true now, shall be true on the Closing Date as if made as of that date, and which shall survive the closing and delivery of all instruments and documents contemplated herein:

       (a) Organization; Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of New York.


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       (b)  Tax Returns and Payments.  Buyer has filed all federal, state and local tax returns and reports required to be filed and has paid or established adequate reserves for the proper payment of all taxes and other governmental charges upon it or its properties, assets, income, licenses or sales.

       (c) Litigation, Etc. Buyer has no knowledge of any suit, action or litigation, arbitration, administrative proceeding or other proceeding, or governmental investigation or inquiry of any kind regarding the Buyer, or other proceeding, governmental investigation or inquiry threatened, that might, severally or in the aggregate, materially and adversely affect the financial condition, business property, assets or prospects of Buyer or impair Buyer's ability to purchase the Partnership Interest. To the best of Buyer's knowledge and belief, Buyer has materially complied with and is not in default in any material respect with any law, ordinance, requirement, regulation or order applicable to its business and properties, and Buyer has not received notice of any claimed default with respect to any of the foregoing.

       (d) Adverse Agreements. Buyer is not a party to any agreement or instrument, or subject to any charter or any other corporate restriction or any judgment, order, writ, injunction, decree, rule or regulation that materially and adversely affects or may in the future materially and adversely affect, the business operations, prospects, properties, assets or financial condition of Buyer or impair Buyer's ability to purchase the Partnership Interest.

       (e) Cooperation. Buyer shall use its best reasonable efforts to cause the sale contemplated by this Agreement to be consummated. Buyer will use its best reasonable efforts to preserve Buyer's business intact and to preserve business relations and to cause Buyer's business to be conducted so that the covenants, representations and warranties and provisions hereof are true at closing.

       (f) Partnership Amendment. Buyer agrees to enter into any amendment of the Partnership Agreement as may be necessary or appropriate to allow and provide for the purchase and sale contemplated by this Agreement.

  13. Performance of Obligations and Agreements. The Shareholder, acting as sole stockholder and officer of the Seller, shall cause the Seller to perform all obligations, agreements, covenants, and conditions contained in this Agreement that require action of the Seller.

  14. Waivers and Notices. Any failure by any party to this Agreement to comply with any of its obligations, agreements or covenants hereunder may be waived in writing by the non-defaulting party or parties hereto.

  15. Miscellaneous. This Agreement may not be modified or amended other than by an agreement in writing signed by all the parties hereto.

  16. Survival. The representations, warranties, promises, covenants, agreements, indemnities and undertakings of the parties contained in this

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Agreement shall survive the closing and delivery of documents hereunder.

  17. Litigation Costs. If any legal proceeding is brought to enforce this Agreement, or any provision hereof, or because of a default in any representation, warranty, covenant, or other provision hereof, the successful or prevailing party or parties shall be paid all reasonable costs, including reasonable attorney's fees, by the non-prevailing parties involved in the litigation through all proceedings, trials, or appeals.

  18. Cooperation in Lawsuits. The Seller agrees that from and after the Closing Date, it will cooperate with the Buyer, and each person who is an officer or director of the Buyer, in regard to any lawsuits against the Seller that are pending at the time of this Agreement, and to facilitate and assist the Seller and/or the Buyer and their insurance agents in the settlement and satisfactory resolution of such lawsuits, including, but not limited to, the giving of depositions, testimony, production of books and records, and other such matters that may be required.

  19. Limitation and Waiver. The Seller and Shareholder hereby irrevocably waive their right to assert any right or claim, including without limitation any judgment enforcement right, against the Tribe, the Management Agreement or the Partnership Interest that may be based on a breach by the Buyer of any of the terms of this Agreement.

  20. Mutual Releases. As of the Closing Date, except as expressly set forth in this Agreement and the agreement of even date herewith by and among Massena Management, LLC, Massena Management Corp., NAMC, Melius and PRC-St. Regis, as of the Closing Date, Buyer, Melius and NAMC jointly and severally release and forever discharge PRC-St. Regis and President Casinos, Inc. and its other affiliates and subsidiaries, and all of their officers, directors, agents, attorneys and any other representatives, and PRC-St. Regis releases and forever discharges NAMC and Melius, and their affiliates, officers, directors, agents, attorneys and any other representatives, from all duties, demands, claims, judgments, liabilities and any other obligations of any nature whatsoever under or related to the Partnership Agreement (including without limitation the obligation of Melius under Section 4.01(c) (ii) thereof and the obligation of PRC-St. Regis under Section 4.01(c) (iii) thereof and any and all financing obligations of PRC St. Regis thereunder), the Management Agreement, the December 30, 1993 Option Agreement between PRC-St. Regis and 100 Lindbergh Boulevard Corp. and the December 30, 1993 Easement Agreement between PRC-St. Regis and 100 Lindbergh Boulevard Corp., and as of the Closing Date, Buyer acquires all of NAMC's right, title and interest in (including without limitation the financial benefits that may be realized under any such agreements) and assumes all of NAMC's duties, obligations and liabilities under the Partnership Agreement and the Management Agreement.

  22. Waiver of General Contractor Designation. Seller and Shareholder hereby waive and release any claim that either may have on behalf of themselves or any Affiliates to be selected and designated as the general contractor for the construction of the Project as set forth in Section 10.14 of the Partnership Agreement.

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  23.  Counterparts.  This Agreement may be executed in any number of counterparts and each counterpart shall constitute an original instrument, but all such separate counterparts shall constitute only one and the same instrument.

  24. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


Massena Management Corp., BUYER       Native American Management Corp., SELLER


By: /s/ Ivan Kaufman                 By: /s/Gary A. Melius
   ------------------------------        -----------------------------------
     Ivan Kaufman, President               Gary A. Melius, President


                                        /s/  Gary A. Melius        SHAREHOLDER
                                      ----------------------------
                                        Gary A. Melius



PRC-St. Regis, Inc.                   Nassau County Native American, Inc.


By: /s/ John Aylsworth               By: /s/ Gary A. Melius
   -----------------------------         -----------------------------------
     John Aylsworth, President             Gary A. Melius, President